Exhibit 99.2


                         FORM 4 JOINT FILER INFORMATION

          (Attachment to Form 4 in accordance with instruction 4(b)(v))


Check this box if no longer subject to Section 16: [ ]

Name and Address:                             Oracle Associates, LLC
                                              200 Greenwich Avenue, 3rd Floor
                                              Greenwich, CT 06830

Issuer and Ticker Symbol:                     Mediware Information Systems, Inc.
                                              (MEDW)

Date of Earliest Transaction:                 3/15/05

Relationship to Issuer:                       10% Owner

Designated Filer:                             Larry N. Feinberg

TABLE I INFORMATION
Title of Security:                            Common Stock
Transaction Date:                             3/15/05
Transaction Code:                             S
Securities Disposed:                          14,300
Acquired or Disposed:                         D
Ownership Form:                               I
Amount Beneficially Owned After Transaction:  993,100 as of the date hereof
Nature of Indirect Beneficial Ownership:      (3)


Signature:                                    ORACLE ASSOCIATES, LLC

                                              By: /s/ Larry N. Feinberg
                                                  ---------------------------
                                                  Name:  Larry N. Feinberg
                                                  Title: Managing Member

Date:                                        March 17, 2005